SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: February 8, 2006

PACER HEALTH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	0-28729	11-3144463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7759 N.W. 146th Street

Miami Lakes, Florida 33016

 (Address of principal executive offices)

(305) 828-7660

(Registrant's Executive Office Telephone Number)

MI-200859

ITEM 8.01.  OTHER EVENTS.

On February 8, 2006, Pacer Health Corporation (the “Company”) and Knox County, Kentucky (“KCK”) entered into a letter of intent (the “LOI”) pursuant to which the Company shall lease all of the assets of Knox County Hospital (the “Hospital”), located at One Hospital Drive, Barbourville, Kentucky 40906, from KCK for a total lease fee amount equal to Two Million Dollars ($2,000,000) (the “Closing Fee”) plus all commitments set forth herein below.

Upon consummation of the transaction, the Company shall (a) operate the Hospital and fund any operational losses, (b) enter into a cooperative lease agreement with KCK to lease the Hospital and the real estate of the Hospital for a period of three (3) years at a rate of One Million One Hundred Thousand Dollars ($1,100,000) per year until June 30, 2007, to be paid in equal monthly installments, and effective July 1, 2007 One Million Five Hundred Thousand Dollars ($1,500,000) per year, payable in equal monthly installments, by the Company to KCK, (c) continue to provide similar clinical hospital services as currently provided by the Hospital (including emergency services for the indigent) and (d) ensure that indigent care is available to the population of Knox County, Kentucky.  The lease agreement shall be renewable twice at the option of the Company and shall grant to the Company a purchase option.  The purchase price shall be set at the current amount of bond debt as of the date of the execution of the lease agreement less any amount paid under the lease agreement with respect to the Hospital purchase.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Not applicable.

(b)  Not applicable.

(c) Exhibit No. Description:

Exhibit	Description
Exhibit 10.1	Form of Letter of Intent, dated February 8, 2006, by and between the Company and Knox County, Kentucky.	Provided herewith

MI-200859

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2006	PACER HEALTH CORPORATION

By: /s/ Rainier Gonzalez
Name: Rainier Gonzalez
Its: Chairman and Chief Executive Officer

MI-200859

Exhibit 10.1

February 1, 2006

Judge Executive Raymond C. Smith

401 Court Square

Barbourville, KY 40906

Re:

Offer to Lease Knox County Hospital

Dear Judge Executive Smith:

     As you are aware, we have had several conversations and meetings regarding the ongoing operations of Knox County Hospital (“KCH”) and the lease of KCH from Knox County (the “County”) by Pacer Health Corporation (“Pacer”).  Pursuant to our previous discussions, this letter sets forth the terms and conditions upon which Pacer proposes to lease KCH from the County.

     The principal terms and conditions of Pacer’s proposal are set forth below and are subject to further due diligence of KCH.

A.  Offer to Lease

1.  Purchase Price. Pacer shall Lease all the assets of KCH for a fee of $2,000,000.00 to be paid at closing (the “Closing Fee”) plus all the commitments set forth below.

Upon consummation of the transaction, Pacer shall:

(i)

operate the hospital and fund any operational losses;

(ii)

enter into a Cooperative Lease Agreement with the County to lease the hospital an real estate of KCH, located at One Hospital Drive, Barbourville, KY 40906. Pacer shall pay to the County $1,100,000.00 a year for the lease until June 30, 2007, payable in equal monthly installments.  Effective July 1, 2007 Pacer shall pay to the County $1,500,000.00 a year for the lease, payable in equal monthly installments;

(iii)

continue to provide similar clinical hospital services as currently provided by KCH, including emergency services for the indigent; and,

(iv)

ensure that indigent care is available to the population of Knox County, KY.

2.

Lease Term and Purchase Option.   The lease term shall be for three years renewable twice at the option of Pacer for a yearly lease price of $1,500,000.00, payable in monthly installments.  If Pacer does not renew the lease then all assets shall return to the County.  In addition, the lease would grant a purchase option to Pacer of KCH including the hospital.  The purchase price shall be set at the current amount of bond debt with respect to the KCH purchase as reduced by the Closing Fee and Lease payments.

2.

Representations and Warranties. The County and Pacer shall make such representations and warranties in the definitive asset purchase agreement as are agreed to by the parties and as are customary in transactions of this nature.

3.

Indemnity.  The parties shall in good faith negotiate such indemnifications by the parties as are customary in transactions of this nature.

B.

Fees and Expenses

Pacer and the County shall pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts in connection with the subject matter of this proposal and all other costs and expenses incurred in performing and complying with all conditions to be performed under this proposal.

C.

Announcements/Confidentiality

The parties will cooperate concerning timing and content of all public statements concerning the proposed transaction.  The parties agree to hold and treat all material information as confidential and shall not disclose such information to any third party, except those third parties required to consummate the proposed transaction, without the written consent of the other party or as required by law.

D.

Definitive Transactional Documents

Pacer’s attorney shall initially prepare, and the parties shall in good faith negotiate definitive transactional documents to document the proposed transaction described above in form and substance satisfactory to the parties and their counsel containing such representations, warranties, contingencies and covenants of the parties and indemnifications by the parties as are customary in transactions of this nature.

E.

Governing Law

This proposal shall be construed in accordance with the laws of the State of Kentucky without regard to conflicts of law principles.

F.

Counterparts/Execution by Facsimile

This proposal may be executed in several counterparts, and a facsimile copy of an executed, original counterpart shall be deemed for all purposes to be, and may be relied on as, an original, in which case the parties shall immediately provide fully executed originals to the other.

G.

Entire Agreement; Modification

The provisions contain the entire understanding of the parties with respect to the subject matter thereof and supersede all prior agreements, oral or written, and all other communications between the parties relating to such subject matter.  The provisions may not be amended or modified except by mutual written agreement.  In the event any of the provisions are found to be invalid, the remaining provisions shall remain in effect.

     We hope that you will agree that this proposal represents a viable alternative for the continued operation of Knox County Hospital.  If this proposal is acceptable, please execute this letter where indicated below and return it to our offices as indicated herein, no later than February 8, 2006.  If we do not receive an executed letter by that date, then this proposal shall be deemed without any force or effect.

Sincerely,

/s/ Rainier Gonzalez

Rainier Gonzalez

Chairman & CEO

The foregoing proposal is hereby accepted and approved by the undersigned on behalf of Knox County.

By:

/s/ Raymond C. Smith

Name: Raymond C. Smith

Title:  Knox County Judge Executive

Date:  2/08/06

MI-200859